TSR, INC. AND SUBSIDIARIES
EXHIBIT 21
List of Subsidiaries to Report on Form 10-K
Fiscal Year Ended May 31, 2013

Name	State of Incorporation/Formation
TSR Consulting Services, Inc.	New York
Logixtech Solutions, LLC	Delaware